EXHIBIT 10.5
DEFERRED STOCK UNIT AGREEMENT
UNDER THE
FOURTH AMENDED AND RESTATED
ANSYS, INC.
1996 STOCK OPTION AND GRANT PLAN

Name of Grantee:    [    ]
No. of Deferred Stock Units Granted:    [    ]
Grant Date:    [     ]
Pursuant to the Fourth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan (the “Plan”) as amended through the date hereof, ANSYS, Inc. (the “Company”) hereby grants the number of Deferred Stock Units listed above (the “Award”) to the Grantee named above. Each “Deferred Stock Unit” shall relate to one share of Common Stock par value $.01 per share (the “Stock”) of the Company, subject to the restrictions and conditions set forth herein and in the Plan.
1.Restrictions on Transfer of Award. The Award shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, until shares of Stock have been issued pursuant to Section 3 hereof.
2.    Vesting of Deferred Stock Units. The Deferred Stock Units shall be fully vested upon the Grant Date specified above.
3.    Issuance of Shares of Stock.
(a)    Subject to the terms of the Plan and this Award, each Deferred Stock Unit entitles the Grantee to receive one share of Stock as soon as reasonably practicable following the Settlement Date. The “Settlement Date” shall be the date of the cessation of the Grantee’s service as a director of the Company.
(b)    As soon as reasonably practicable following the Settlement Date, but in no event later than 10 days after the Settlement Date, the Company shall direct its transfer agent to issue to the Grantee in book entry form the number of shares of Stock equal to the number of Deferred Stock Units credited to the Grantee in satisfaction of the Award.
(c)    Shares of Stock shall be issued and delivered to the Grantee in accordance with Section 3(b) upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Grantee.

(d)    Until such time as shares of Stock are issued to the Grantee pursuant to Section 3(b), the Grantee shall have no rights as a stockholder with respect to any shares of Stock underlying the Deferred Stock Units, including but not limited to any voting rights, provided, however, that any dividends or other distributions paid with respect to the shares of Stock underlying the Deferred Stock Units shall accrue and shall be converted into additional Deferred Stock Units based on the closing price of the Stock on any such distribution date and any such additional Deferred Stock Units shall be subject to the same conditions and restrictions as are the Deferred Stock Units with respect to which they were paid.
(e)    Notwithstanding anything to the contrary herein or in the Plan, if the Grantee is a “key employee” (as defined in Section 416(i) of the Code, without regard to paragraph 5 thereof), any issuance of shares of Stock on account of such Grantee’s cessation of service shall be delayed until at least six months after such cessation of service to the extent necessary to avoid any penalty taxes under Section 409A of the Code.
4.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2(b) of the Plan. Capitalized terms in this Award shall have the meaning specified in the Plan, unless a different meaning is specified herein.
5.    Transferability of this Award. This Award is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
6.    Miscellaneous.
(a)    Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.
(b)    This Award does not confer upon the Grantee any rights with respect to continuation of service as a director of the Company.
ANSYS, INC.

Dated:	By:

Name:
Title:

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The foregoing Award is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.
Dated:                GRANTEE

[ ]

Grantee’s Address:

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